Exhibit 10.400

SETTLEMENT AND INDEMNIFICATION AGREEMENT

This Settlement and Indemnification Agreement (this "Agreement"), is made and entered into as of March 26, 2015, and is entered into by and between Adcare Health Systems, Inc and its wholly owned subsidiaries and affiliates (collectively, "Adcare") and Chris Brogdon ("Brogdon") and any affiliates or entities in which Chris Brogdon has an ownership interest including but not limited to the entities identified on the signature page hereof (such affiliates or entities are hereinafter collectively referred to as the "Brogdon Entities").

RECITALS

A.Adcare previously operated and provided administration services for Brogdon Entities pursuant to various management agreements (all such agreements or arrangements are collectively referred to herein as, the "Management Agreements");

B.Adcare, Boyd Gentry and Brogdon and certain Brogdon Entities are currently co- defendants in the lawsuit encaptioned Troy Clanton, Rose Baron Rabon, and South Star Services, Inc. v. Chris Brogdon, Connie Brogdon, Kenmetal, LLC, Senior NH, LLC, Ban NH, LLC, Living Center, LLC, Oak Lake, LLC, Adcare Oklahoma Management, LLC, Adcare Health Systems, Inc., Adcare Property Holdings, LLC, and Boyd Gentry Case No. 13-CV-717, filed in the United States District Court for the Western District of Oklahoma (the "Clanton Matter").

C.Adcare and certain Brogdon Entities are currently co-defendants a lawsuit encaptioned Genesis Eldercare Rehabilitation, Inc. v. Living Center LLC, Senior EN, LLC, Oak Lake LLC, Kenmental LLC and Adcare Oklahoma Management LLC, case No. 2:14-4255 filed in the United States District Court for the Eastern District of Pennsylvania (the "Genesis Matter").

D.Adcare and certain Brogdon Entities are currently co-defendants in the lawsuit encaptioned: Aim Business Capital LLC v. Haskin Health Care, LLC, Angela L. Gibson, Adcare Health Systems, Inc., Adcare Oklahoma Management LLC, Senior NH, LLC d/b/a/ Enid Senior Care Kenmetal LLC d/b/a Kenwood Manor and Living Center, LLC d/b/a the Living Center Case, No CJ-2013-260 filed in the District Court of Garfield County, Oklahoma (the "Aim Matter").

E.Adcare and certain Brogdon Entities are currently being threatened by McKesson, Inc. for unpaid accounts due for products furnished by McKesson to Brogdon Entities facilities in Oklahoma that were managed by Adcare (the "McKesson Matter").

F.There may be other claims against Adcare arising from the Management Agreements which have not yet been asserted (the "Unasserted Claims"). The Genesis Matter, the Aim Matter, the McKesson Matter and the Unasserted Claims are collectively referred to herein as the "Adcare Indemnified Claims").

G.Brogdon has alleged that Adcare has violated the terms of the Management Agreements by requiring certain Brogdon Entities to take over a line of credit that has cost those entities in excess of $500,000; hiring unauthorized contractors who were not paid by Adcare and

Clanton_Adcare - Settlement Indemnification Agreement 03 25 2015 (2).docx who are now suing or threatening to sue the Brogdon Entities for unpaid amounts totaling hundreds of thousands of dollars; and mismanagement of the nursing homes that has seriously impacted profitability. All of those actions by Adcare have caused Brogdon or the Brogdon Entities to suffer considerable damages. Although Adcare has denied the allegations, Brogdon has threatened to bring claims against Adcare for such damages accordingly (the "Management Claims").

H.Adcare and Brogdon have reached an agreement pursuant to which Adcare will contribute funds to settle the Clanton Matter in consideration for Brogdon and Brogdon Entities' agreement to (i) release Adcare from the Management Claims, and (ii) to indemnify and hold Adcare harmless from the Adcare Indemnified Claims in accordance with the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto do hereby mutually agree as follows:

1.SETTLEMENT OF CLANTON MATTER. Adcare agrees to contribute up to $600,000 toward the settlement of the Clanton Matter on behalf of all defendants to that lawsuit on terms and conditions and in accordance with a payment schedule to be negotiated between plaintiffs counsel, the insurance carriers for the respective defendants and Adcare. If the matter can be settled for a contribution of less than $600,000 from the defendants in the matter, Adcare shall only be required to contribute that lesser amount.

2.RELEASE. In consideration for the payments described in Section 1 above, Brogdon and the Brogdon Entities hereby irrevocably and unconditionally release, and forever discharge Adcare and each of its current or former officers and directors, successors, assigns, agents, employees, representatives, subsidiaries and affiliates, and all persons acting by, through, under or in concert with any of them (collectively, the "Adcare Released Parties"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses, including attorneys' fees and expense of any nature whatsoever, known or unknown, suspected or unsuspected arising from or relating to the Management Claims or the Management Agreements.

3.INDEMNITY AND ADVANCEMENT. Brogdon and the Brogdon Entities jointly and severally agree to indemnify, defend and hold harmless Adcare and each of its directors, officers, successors, assigns, agents, employees, representatives, subsidiaries and affiliates, from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, or deficiencies, including interest, penalties, and attorney's fees which any of the Adcare Indemnified Parties shall incur or suffer, arising out of, in connection with or relating to any of the Adcare Indemnified Claims. The indemnification obligation in this Section 3 shall include the requirement to advance attorney's fees and other expenses incurred in settling or defending any claims, actions, threatened actions, or finally adjudicated legal proceedings with regard to the foregoing. Such advancement shall be made within thirty (30) days of receipt of an invoice from Adcare's counsel. Notwithstanding the foregoing, provided that Brogdon and the Brogdon Entities are not in default of this Agreement, Adcare agrees to use counsel reasonably acceptable to Brogdon. In no event shall Brogdon or the Brogdon Entities settle any claim in a way that admits fault, harms Adcare's reputation or imposes any restraints or restrictions on Adcare's business operations without Adcare's written consent.

4.CONTINGENCY. This Agreement is contingent upon all of the defendants in the Clanton Matter reaching a settlement agreement with the plaintiffs in such matter on or before April 15, 2015. If a definitive settlement agreement has not been executed by the plaintiffs and all defendants by such date for any reason, then either Adcare, Brogdon or the Brogdon Entities may terminate this Agreement at any time by providing written notice to the other. In the event that there is a termination of this Agreement pursuant to this paragraph 4, such termination shall be retroactive to the date of execution of this Agreement and Brogdon and the Brogdon Entities shall be entitled to recoup any funds spent indemnifying Adcare from the date of execution to termination.

5.CONFIDENTIALITY. All parties shall keep the existence and the terms of this Agreement strictly confidential except as may be required by law, the enforcement thereof, or upon the advice of counsel, pursuant to Adcare's reporting obligations arising under the Securities Exchange Act of 1934, as amended.

6.MISCELLANEOUS

6.1.    This Agreement contains the final and entire settlement understanding of the parties and supersedes all previous agreements or understandings of the parties, whether written or verbal, and cannot be altered or amended except by a writing duly executed by all parties hereto. Notwithstanding the foregoing, the Parties agree that the Indemnification Agreements referenced in Section 10 of the Agreement between Adcare, Brogdon and certain Brogdon Entities dated February 28, 2014 shall remain in full force and effect.

6.2.    This Agreement is made and entered into in the State of Georgia and shall be interpreted and enforced under and pursuant to the laws of the State of Georgia. This Agreement shall not be construed against or in favor of any party hereto on the basis of identity of the draftsman.

6.3. In the event that any party to this Agreement institutes a legal action against any other party to this Agreement to enforce or interpret the terms hereof, the prevailing party or parties shall be entitled, in addition to any and all other relief granted, to recover attorney's fees reasonably incurred by such prevailing party in instituting or defending and in maintaining or otherwise pursuing said action or proceeding.

6.4. Each party acknowledges that it has signed this Agreement freely and voluntarily after receiving advice from independent counsel. Each party acknowledges that it has signed this Agreement without having relied upon or been induced by any agreement, warranty, or representation of fact or opinion of any person not expressly set forth herein. All representations, warranties and agreements of either party contained in this Agreement shall survive its signing and delivery.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this
Agreement as of the date first set forth above.

BROGDON:                            ADCARE HEALTH SYSTEMS, INC.

/s/ Christopher F. Brogdon
Christopher F. Brogdon, individually

By:	/s/ David A. Tenwick
David A. Tenwick, Chairman

BROGDON ENTITIES:

MEEKER PROPERTY HOLDINGS, LLC                BAN NH, LLC

/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

McLOUD PROPERTY HOLDINGS, LLC                SENIOR NH, LLC

/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

HARRAH PROPERTY HOLDINGS, LLC                OAK LAKE, LCC

/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

GL NURSING, LLC                        KENMETAL, LLC

/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

MCL NURSING, LLC                        LIVING CENTER, LLC

/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

HARRAH WHITES MEADOWS NURSING, LLC            MEEKER NURSING, LLC

/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

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